UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2007

GSC ACQUISITION COMPANY
(Exact name of registrant as specified in charter)

DELAWARE	001-33553	20-5779392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Campus Drive, Suite 220 Florham Park, NJ
(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 437-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 25, 2007, in connection with the Company’s IPO (as defined below), GSC Acquisition Company (the “Company”) entered into the Investment Management Trust Agreement (the “Trust Agreement”) with American Stock Transfer & Trust Company (the “Trustee”), pursuant to which the Trustee agreed, among other things, to (i) hold initially $201,695,000 (the “Property”) in trust in a trust account (the “Trust Account”) for the benefit of the Company’s public stockholders, (ii) manage, supervise and administer the Trust Account subject to the terms and conditions set forth in the Trust Agreement, (iii) invest and reinvest the Property in United States government securities, with a maturity of 180 days or less and/or in money market fund(s) selected by the Company which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or tax exempt municipal bonds issued by governmental entities located within the United States or otherwise meeting the conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended and (iv) collect and receive, when due, all principal and income arising from the Property, which income, net of taxes, shall become part of the Property. Up to $2,400,000 may be released to the Company periodically to fund its working capital requirements. The Trust Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.03  Amendments to Articles of Incorporation or Bylaws.

In connection with its IPO, the Company amended its Amended and Restated Certificate of Incorporation on June 26, 2007, consistent with the prospectus for its IPO (described in Item 8.01 below). This amendment is included as Exhibit 1.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On June 28, 2007, the Company consummated a private placement of 4,000,000 warrants (the “Private Placement Warrants”) to GSC Secondary Interest Fund, LLC, the Company’s founding stockholder, at $1.00 per Private Placement Warrant generating gross proceeds of $4,000,000 (the “Private Placement”).

On June 29, 2007, the initial public offering (“IPO”) of 20,700,000 units (“Units”) of the Company was consummated including 2,700,000 Units subject to the underwriters’ over-allotment option.  Each Unit consists of one share of Common Stock, $0.001 par value per share (“Common Stock”), and one warrant (“Warrant”) to purchase one share of Common Stock.  The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $207,000,000.

Audited financial statements as of June 29, 2007 reflecting receipt of the proceeds upon consummation of the Private Placement and the IPO have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

The Company has issued a press release announcing that commencing on July 9, 2007, separate trading of the Common Stock and Warrants included in the Units may begin.

Item 9.01  Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired

Not applicable

(b)  Pro Forma Financial Information

Not applicable

(c)  Exhibits

Exhibit 1.1	—	Certificate of Amendment and Restated Certificate of Incorporation of GSC Acquisition Company

Exhibit 10.1	—	Investment Management Trust Agreement dated as of June 25, 2007 between American Stock Transfer & Trust Company and the Registrant

Exhibit 99.1	—	Audited Financial Statements

Exhibit 99.2	—	Press Release dated July 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSC Acquisition Company

Date:	July 2, 2007	By:	/s/ Matthew C. Kaufman
			Name:	Matthew C. Kaufman
			Title:	Secretary and President